Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
May 2, 2011	Sr. Vice President - Strategy, Corporate Development
& Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL 2011 SECOND QUARTER RESULTS

(ATLANTA) - Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $311.3 million and a net loss of $13.7 million for the fiscal 2011 second quarter ended March 31, 2011. Summarized consolidated 2011 second quarter results compared to 2010 second quarter results are as follows:

•	Net sales for the 2011 second quarter were $311.3 million, up 3.1 percent, compared to $301.8 million for the 2010 second quarter.

•

Loss from operations for the 2011 second quarter was $6.9 million compared to a loss from operations for the 2010 second quarter of $22.9 million. Adjusted loss from operations for the 2011 second quarter of $4.8 million improved $7.6 million from adjusted loss from operations of $12.4 million for the 2010 second quarter.

•

Net loss per share for the 2011 second quarter was $0.09 compared to a net loss per share for the 2010 second quarter of $0.15. Adjusted net loss per share for the 2011 second quarter was $0.07 compared to an adjusted net loss per share for the 2010 second quarter of $0.11.

•	Adjusted EBITDA for the 2011 second quarter of $15.8 million increased $6.8 million from adjusted EBITDA for the 2010 second quarter of $9.0 million.

“During the quarter, we benefited from both higher sales pricing, which covered increased raw material costs, and ongoing cost savings initiatives in all three of our businesses,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “Anvil’s second quarter adjusted income from operations, excluding a 2010 one-time gain, more than doubled.

“At Mueller Co., we continued to invest in new products and services that we believe have significant growth potential, including advanced metering infrastructure at Mueller Systems and pipe condition assessment and leak detection services at Echologics. These products and services enable our customers to maximize the efficiency of their water infrastructure systems which is becoming increasingly important. However, in the short term, expenses associated with these investments are masking the higher margins of the rest of our Mueller Co. business.

“Municipalities recognize the need to upgrade their water infrastructure systems; however, we believe they will remain cautious in the near term as they balance this need against current budget concerns. With this caution, as well as the delayed recovery of the residential construction market, we believe that volumes in our water infrastructure businesses for the second half of the year will be roughly flat on a year-over-year basis. But our overall earnings performance should continue to improve given the benefits of higher pricing and our cost savings initiatives and other operational improvements we have made.”

Second Quarter Consolidated Results

Net sales for the 2011 second quarter of $311.3 million increased 3.1 percent from net sales for the 2010 second quarter of $301.8 million. Net sales increased primarily due to higher prices of $13.9 million, partially offset by lower shipment volumes of $5.1 million.

Adjusted loss from operations for the 2011 second quarter of $4.8 million improved $7.6 million from an adjusted loss from operations for the 2010 second quarter of $12.4 million. Manufacturing and other cost savings of $15.8 million and higher sales prices of $13.9 million were partially offset by higher raw material costs of $11.2 million, higher per-unit overhead costs due to lower production of $5.1 million and higher selling, general and administrative expenses of $4.2 million. Selling, general and administrative expenses for the 2010 second quarter included a gain of $3.1 million from the sale of Anvil’s Canadian distribution business.

Second Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. for the 2011 second quarter of $148.9 million increased 5.5 percent from net sales for the 2010 second quarter of $141.2 million. The increase was due to higher prices of $4.4 million, higher shipment volumes of $2.4 million and favorable Canadian currency exchange rates of $0.9 million.

Adjusted income from operations for the 2011 second quarter of $10.5 million compare to income from operations for the 2010 second quarter of $9.7 million. Manufacturing and other cost savings of $5.0 million and higher sales prices of $4.4 million were substantially offset by $4.5 million of higher raw material costs and $4.4 million of higher per-unit overhead costs due to lower production and other manufacturing costs.

U.S. Pipe

Net sales for U.S. Pipe for the 2011 second quarter were $75.8 million compared to net sales for the 2010 second quarter of $83.0 million. Lower shipment volumes of $14.0 million were partially offset by higher prices of $6.8 million.

Adjusted loss from operations for the 2011 second quarter of $15.7 million improved $3.9 million from the adjusted loss from operations for the 2010 second quarter of $19.6 million. This improvement was driven by manufacturing and other cost savings of $8.0 million and higher sales prices of $6.8 million, which were partially offset by higher raw material costs of $5.3 million, higher per-unit overhead costs due to lower production of $3.3 million and lower shipment volumes of $2.9 million.

Anvil

Net sales for Anvil for the 2011 second quarter of $86.6 million increased 11.6 percent from net sales for the 2010 second quarter of $77.6 million. Net sales increased primarily due to higher shipment volumes of $6.5 million and higher prices of $2.7 million.

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Adjusted income from operations for the 2011 second quarter of $6.9 million increased $0.9 million compared to adjusted income from operations for the 2010 second quarter of $6.0 million. Manufacturing and other cost savings of $2.8 million, higher sales prices of $2.7 million and higher shipment volumes of $1.8 million improved operating results. These improvements were partially offset by higher selling, general and administrative expenses of $4.6 million and higher raw material costs of $1.4 million. Included in 2010 second quarter selling, general and administrative expenses was a $3.1 million gain from the sale of the Canadian distribution business during that quarter.

Interest Expense, Net

Interest expense, net for the 2011 second quarter of $16.3 million included $2.0 million of non-cash costs related to interest rate swap contracts. Although these contracts were terminated prior to fiscal 2011, the related costs are being amortized over the original term of the swap contracts. Interest expense, net for the 2010 second quarter of $14.8 million included a benefit of $0.8 million related to terminated interest rate swap contracts. Excluding these terminated swap contract costs, interest expense, net decreased $1.3 million primarily due to a lower effective interest rate.

Subsequent Event

The Board of Directors of Mueller Water Products, Inc., after considering many factors, has authorized the exploration of a variety of alternatives for U.S. Pipe, including strategic alternatives such as the sale of a controlling interest in that business to a third party, a joint venture with a third party or other financial or structural alternatives, both domestic and international. A key objective will be to ensure that U.S. Pipe continues as a strong brand by delivering quality goods and services to its customers, with the same commitment to high customer service that has distinguished its business in the past.

No decision has been made at this time to enter into any transaction and there can be no assurance that the exploration of alternatives will result in a transaction or as to the terms, conditions or timetable of any such transaction. It is the Company’s policy not to comment on any specific discussions or any potential corporate transaction unless and until it enters into a definitive agreement with respect to such a transaction.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding restructuring. Adjusted operating margin represents adjusted income (loss) from operations as a percent of net sales. Adjusted EBITDA represents income (loss) from operations excluding restructuring, depreciation and amortization. Adjusted EBITDA margin represents adjusted EBITDA as a percent of net sales. The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per share exclude restructuring, certain costs from settled interest rate swap contracts and the income tax effects of the previously mentioned items. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flow from operating activities less capital expenditures. It is presented as a measurement of cash flow because it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. Adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt have limitations as analytical tools, and securities analysts, investors and interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”).

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Tuesday, May 3, 2011 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the website several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying slides.

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Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected volumes in our water infrastructure businesses for the second half of the year and benefits we expect to realize from higher pricing and our cost savings initiatives and other operational improvements and the impact of these factors on our businesses. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the spending level for water and wastewater infrastructure;

•	the demand level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•	the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. manufactures and markets products and services that are used in the transmission and distribution of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. With latest 12 months net sales through March 31, 2011 of $1.3 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 4,700 people. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit the Company’s website at www.muellerwaterproducts.com.

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4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2011	September 30, 2010
	(in millions)
Assets:
Cash and cash equivalents	$43.8	$83.7
Receivables, net	202.0	202.5
Inventories	272.3	268.4
Deferred income taxes	31.6	30.3
Other current assets	62.7	51.5

Total current assets	612.4	636.4

Property, plant and equipment, net	253.4	264.4
Identifiable intangible assets	624.9	632.4
Other noncurrent assets	34.5	35.0

Total assets	$1,525.2	$1,568.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$0.7	$0.7
Accounts payable	105.6	93.2
Other current liabilities	74.9	89.8

Total current liabilities	181.2	183.7

Long-term debt	691.8	691.5
Deferred income taxes	174.7	165.5
Other noncurrent liabilities	72.7	122.2

Total liabilities	1,120.4	1,162.9

Commitments and contingencies
Series A common stock: 600,000,000 shares authorized; 155,479,581 shares and 154,708,474 shares outstanding at March 31, 2011 and September 30, 2010, respectively	1.6	1.5
Additional paid-in capital	1,596.4	1,597.5
Accumulated deficit	(1,149.3)	(1,123.5)
Accumulated other comprehensive loss	(43.9)	(70.2)

Total stockholders’ equity	404.8	405.3

Total liabilities and stockholders’ equity	$1,525.2	$1,568.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2011	2010	2011	2010
	(in millions, except per share amounts)

Net sales	$311.3	$301.8	$598.9	$614.9
Cost of sales	261.3	263.6	499.3	520.8

Gross profit	50.0	38.2	99.6	94.1

Operating expenses:
Selling, general and administrative	54.8	50.6	106.8	105.8
Restructuring	2.1	10.5	4.0	10.9

Total operating expenses	56.9	61.1	110.8	116.7

Loss from operations	(6.9)	(22.9)	(11.2)	(22.6)

Interest expense, net	16.3	14.8	32.2	31.6
Loss on early extinguishment of debt	—	0.5	—	0.5

Loss before income taxes	(23.2)	(38.2)	(43.4)	(54.7)
Income tax benefit	(9.5)	(14.5)	(17.6)	(20.3)

Net loss	$(13.7)	$(23.7)	$(25.8)	$(34.4)

Net loss per share:
Basic	$(0.09)	$(0.15)	$(0.17)	$(0.22)

Diluted	$(0.09)	$(0.15)	$(0.17)	$(0.22)

Weighted average shares outstanding:
Basic	155.4	154.4	155.1	154.2

Diluted	155.4	154.4	155.1	154.2

Dividends declared per share	$0.0175	$0.0175	$0.035	$0.035

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	(in millions)

Balance at September 30, 2010	$1.5	$1,597.5	$(1,123.5)	$(70.2)	$405.3

Net loss	—	—	(25.8)	—	(25.8)
Dividends declared	—	(5.4)	—	—	(5.4)
Stock-based compensation	—	4.1	—	—	4.1
Stock issued under stock compensation plans	0.1	0.2	—	—	0.3
Derivative instruments	—	—	—	2.4	2.4
Foreign currency translation	—	—	—	3.2	3.2
Minimum pension liability	—	—	—	20.7	20.7

Balance at March 31, 2011	$1.6	$1,596.4	$(1,149.3)	$(43.9)	$404.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended March 31,
	2011	2010
	(in millions)
Operating activities:
Net loss	$(25.8)	$(34.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	25.7	26.6
Amortization	15.0	15.6
Non-cash restructuring	—	6.2
Loss on early extinguishment of debt	—	0.5
Stock-based compensation	4.1	4.7
Deferred income taxes	(7.2)	(14.4)
Gain on disposal of assets	(0.6)	(5.0)
Interest rate swap contracts	3.9	(0.8)
Other, net	4.2	4.5
Changes in assets and liabilities:
Receivables	1.6	20.8
Inventories	(2.9)	30.8
Other current assets and other noncurrent assets	0.2	28.2
Accounts payable and other liabilities	(33.0)	(39.0)

Net cash provided by (used in) operating activities	(14.8)	44.3

Investing activities:
Capital expenditures	(14.2)	(14.6)
Acquisition of business, net of cash acquired	(7.9)	—
Proceeds from sales of assets	0.8	60.2

Net cash provided by (used in) investing activities	(21.3)	45.6

Financing activities:
Increase in outstanding checks	0.2	1.5
Debt borrowings	0.1	—
Debt paid or repurchased	—	(45.3)
Payment of deferred financing fees	(0.3)	—
Common stock issued	0.3	0.6
Dividends paid	(5.4)	(5.5)

Net cash used in financing activities	(5.1)	(48.7)

Effect of currency exchange rate changes on cash	1.3	1.9

Net change in cash and cash equivalents	(39.9)	43.1
Cash and cash equivalents at beginning of period	83.7	61.5

Cash and cash equivalents at end of period	$43.8	$104.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended March 31, 2011
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$148.9	$75.8	$86.6	$—	$311.3

Gross profit (loss)	$33.8	$(8.1)	$24.4	$(0.1)	$50.0
Selling, general and administrative expenses	23.3	7.6	17.5	6.4	54.8
Restructuring	0.6	1.0	0.5	—	2.1

Income (loss) from operations	$9.9	$(16.7)	$6.4	$(6.5)	(6.9)

Interest expense, net					16.3
Income tax benefit					(9.5)

Net loss					$(13.7)

Net loss per diluted share					$(0.09)

Capital expenditures	$3.7	$2.8	$1.2	$0.1	$7.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$9.9	$(16.7)	$6.4	$(6.5)	$(6.9)
Restructuring	0.6	1.0	0.5	—	2.1

Adjusted income (loss) from operations	10.5	(15.7)	6.9	(6.5)	(4.8)
Depreciation and amortization	12.2	4.7	3.5	0.2	20.6

Adjusted EBITDA	$22.7	$(11.0)	$10.4	$(6.3)	$15.8

Adjusted operating margin	7.1%	(20.7)%	8.0%	—	(1.5)%

Adjusted EBITDA margin	15.2%	(14.5)%	12.0%	—	5.1%

Adjusted net loss:
Net loss					$(13.7)
Restructuring, net of tax					1.3
Interest rate swap settlement costs, net of tax					1.2

Adjusted net loss					$(11.2)

Adjusted net loss per diluted share					$(0.07)

Free cash flow:
Net cash used in operating activities					$(20.0)
Capital expenditures					(7.8)

Free cash flow					$(27.8)

Net debt (end of period):
Current portion of long-term debt					$0.7
Long-term debt					691.8

Total debt					692.5
Less cash and cash equivalents					(43.8)

Net debt					$648.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended March 31, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$141.2	$83.0	$77.6	$—	$301.8

Gross profit (loss)	$32.2	$(12.9)	$18.9	$—	$38.2
Selling, general and administrative expenses	22.5	6.7	12.9	8.5	50.6
Restructuring	—	10.4	0.1	—	10.5

Income (loss) from operations	$9.7	$(30.0)	$5.9	$(8.5)	(22.9)

Interest expense, net					14.8
Loss on early extinguishment of debt					0.5
Income tax benefit					(14.5)

Net loss					$(23.7)

Net loss per diluted share					$(0.15)

Capital expenditures	$3.4	$1.3	$1.1	$0.1	$5.9

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$9.7	$(30.0)	$5.9	$(8.5)	$(22.9)
Restructuring	—	10.4	0.1	—	10.5

Adjusted income (loss) from operations	9.7	(19.6)	6.0	(8.5)	(12.4)
Depreciation and amortization	12.5	5.0	3.7	0.2	21.4

Adjusted EBITDA	$22.2	$(14.6)	$9.7	$(8.3)	$9.0

Adjusted operating margin	6.9%	(23.6)%	7.7%	—	(4.1)%

Adjusted EBITDA margin	15.7%	(17.6)%	12.5%	—	3.0%

Adjusted net loss:
Net loss					$(23.7)
Restructuring, net of tax					6.4
Interest rate swap settlement costs, net of tax					(0.7)
Loss on early extinguishment of debt, net of tax					0.3

Adjusted net loss					$(17.7)

Adjusted net loss per diluted share					$(0.11)

Free cash flow:
Net cash used in operating activities					$(15.8)
Capital expenditures					(5.9)

Free cash flow					$(21.7)

Net debt (end of period):
Current portion of long-term debt					$10.3
Long-term debt					684.6

Total debt					694.9
Less cash and cash equivalents					(104.6)

Net debt					$590.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Six months ended March 31, 2011
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$278.7	$150.2	$170.0	$—	$598.9

Gross profit (loss)	$63.0	$(10.5)	$46.8	$0.3	$99.6
Selling, general and administrative expenses	43.7	14.6	33.4	15.1	106.8
Restructuring	1.0	1.9	1.1	—	4.0

Income (loss) from operations	$18.3	$(27.0)	$12.3	$(14.8)	(11.2)

Interest expense, net					32.2
Income tax benefit					(17.6)

Net loss					$(25.8)

Net loss per diluted share					$(0.17)

Capital expenditures	$6.9	$4.2	$2.6	$0.5	$14.2

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$18.3	$(27.0)	$12.3	$(14.8)	$(11.2)
Restructuring	1.0	1.9	1.1	—	4.0

Adjusted income (loss) from operations	19.3	(25.1)	13.4	(14.8)	(7.2)
Depreciation and amortization	23.9	9.2	7.2	0.4	40.7

Adjusted EBITDA	$43.2	$(15.9)	$20.6	$(14.4)	$33.5

Adjusted operating margin	6.9%	(16.7)%	7.9%	—	(1.2)%

Adjusted EBITDA margin	15.5%	(10.6)%	12.1%	—	5.6%

Adjusted net loss:
Net loss					$(25.8)
Restructuring, net of tax					2.5
Interest rate swap settlement costs, net of tax					2.4

Adjusted net loss					$(20.9)

Adjusted net loss per diluted share					$(0.13)

Free cash flow:
Net cash used in operating activities					$(14.8)
Capital expenditures					(14.2)

Free cash flow					$(29.0)

Net debt (end of period):
Current portion of long-term debt					$0.7
Long-term debt					691.8

Total debt					692.5
Less cash and cash equivalents					(43.8)

Net debt					$648.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Six months ended March 31, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$274.5	$162.7	$177.7	$—	$614.9

Gross profit (loss)	$69.1	$(16.9)	$41.9	$—	$94.1
Selling, general and administrative expenses	43.4	14.6	31.4	16.4	105.8
Restructuring	0.1	10.7	0.1	—	10.9

Income (loss) from operations	$25.6	$(42.2)	$10.4	$(16.4)	(22.6)

Interest expense, net					31.6
Loss on early extinguishment of debt					0.5
Income tax benefit					(20.3)

Net loss					$(34.4)

Net loss per diluted share					$(0.22)

Capital expenditures	$7.1	$5.3	$2.1	$0.1	$14.6

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$25.6	$(42.2)	$10.4	$(16.4)	$(22.6)
Restructuring	0.1	10.7	0.1	—	10.9

Adjusted income (loss) from operations	25.7	(31.5)	10.5	(16.4)	(11.7)
Depreciation and amortization	24.9	9.4	7.6	0.3	42.2

Adjusted EBITDA	$50.6	$(22.1)	$18.1	$(16.1)	$30.5

Adjusted operating margin	9.4%	(19.4)%	5.9%	—	(1.9)%

Adjusted EBITDA margin	18.4%	(13.6)%	10.2%	—	5.0%

Adjusted net loss
Net loss					$(34.4)
Restructuring, net of tax					6.6
Interest rate swap settlement costs, net of tax					(0.7)
Loss on early extinguishment of debt, net of tax					0.3

Adjusted net loss					$(28.2)

Adjusted net loss per diluted share					$(0.18)

Free cash flow:
Net cash provided by operating activities					$44.3
Capital expenditures					(14.6)

Free cash flow					$29.7

Net debt (end of period):
Current portion of long-term debt					$10.3
Long-term debt					684.6

Total debt					694.9
Less cash and cash equivalents					(104.6)

Net debt					$590.3